UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Eversource Energy

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee paid previously with preliminary materials:

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

AMENDMENT TO PROXY STATEMENT DATED MARCH 24, 2023, FOR THE EVERSOURCE ENERGY 2023 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 3, 2023

EXPLANATORY NOTE

This Amendment No.1 to the Proxy Statement, dated April 3, 2023 (the “Amendment”), amends the definitive proxy statement filed by Eversource Energy (the “Company”) with the U. S. Securities and Exchange Commission (“SEC”) on March 24, 2023 (the “2023 Proxy Statement”) and made available to the Company’s shareholders in connection with the solicitation of proxies by the Company’s Board of Trustees (the “Board”) for use at the 2023 Annual Meeting of Shareholders, scheduled to be held at the offices of Ropes & Gray LLP, 800 Boylston Street, Boston, Massachusetts 02199 on Wednesday, May 3, 2023 at 10:30 AM Eastern Time (the “Annual Meeting”). This Amendment is being filed with the SEC and made available to shareholders on or about April 3, 2023.

The Amendment

The New York Stock Exchange has ruled that Item 5 in the 2023 Proxy Statement, entitled “Approve the increase to the number of Eversource Energy common shares authorized for issuance by the Board of Trustees in accordance with Section 19 of the Eversource Energy Declaration of Trust from 380,000,000 common shares to 410,000,000 common shares” (“Item 5”), is a routine proposal. This Amendment updates the 2023 Proxy Statement to disclose that brokers holding common shares on behalf of beneficial owners may vote those shares on Item 5 if the broker does not receive voting instructions from such beneficial owners. The Amendment also makes related minor clarifying changes.

Amendment to Item 5

The final paragraph of Item 5 appearing on page 87 of the 2023 Proxy Statement is hereby amended and restated in its entirety as follows:

“The affirmative vote of the holders of a majority of the common shares outstanding as of the record date will be required to approve the item. This means that the item must receive the affirmative vote of the holders of more than 50 percent of the total common shares outstanding. You may either vote “FOR” or “AGAINST” the item, or you may abstain from voting. Abstentions will have the same effect as a vote against the item.”

Amendments to “Questions and Answers About the Annual Meeting and Voting.”

The answers to the following questions contained on pages 92 through 94 of the 2023 Proxy Statement are hereby revised in their entirety to read as follows:

Q:	WHAT AM I VOTING ON?

A:	The Board of Trustees of Eversource Energy is asking you to vote on six separate items, as summarized in the following table:

Item	Board Recommendation	Vote Required	Effect of Abstentions	Effect of Broker Non-Votes	Discussion Beginning on Page
Election of Trustees (Item 1)	FOR All Nominees	Majority of all common shares issued and outstanding	Against	Against	6
Advisory vote on executive compensation (Item 2)	FOR	Majority of votes cast	No effect	No effect	77
Advisory vote on frequency of executive compensation vote (Item 3)	ONE YEAR	Majority of votes cast	No effect	No effect	79
Approve the First Amendment to the 2018 Eversource Energy Incentive Plan (Item 4)	FOR	Majority of votes cast	No effect	No effect	80
Approve the increase to the number of Eversource Energy common shares authorized for issuance (Item 5)	FOR	Majority of all common shares issued and outstanding	Against	Not applicable	87
Ratify Deloitte & Touche LLP as Independent Registered Public Accounting Firm (Item 6)	FOR	Majority of votes cast	No effect	Not applicable	88

Q:	WHAT CONSTITUTES A QUORUM AND HOW ARE VOTES COUNTED?

A:	To conduct business at the Annual Meeting, a quorum consisting of a majority of all common shares issued and outstanding and entitled to vote must be present in person or represented by proxy.

Representatives of Computershare Investor Services (Computershare), the Company’s Registrar and Transfer Agent, will count the votes. In determining whether we have a quorum, Computershare counts all properly submitted proxies and ballots as present and entitled to vote. Because the election of each Trustee requires the affirmative vote of at least a majority of the common shares outstanding and entitled to vote at the Annual Meeting, broker non-votes and abstentions with respect to a particular Trustee nominee will have the same effect as a vote against such Trustee nominee. Broker non-votes, abstentions and votes against are not considered votes cast and will not affect the advisory Say-on-Pay and Say-on-Frequency items or the First Amendment to the 2018 Incentive Plan item. Because the item to increase the number of authorized common shares requires the affirmative vote of at least a majority of the common shares outstanding and entitled to vote at the Annual Meeting, abstentions will have the same effect as a vote against such item. Abstentions are not considered votes cast and will not be counted for or against the item to ratify the selection of Deloitte & Touche LLP.

Q:	WHAT ARE BROKER NON-VOTES?

A:	Broker non-votes occur when brokers holding shares on behalf of beneficial owners do not receive voting instructions from the beneficial holders. If a broker does not have instructions and is barred by law or applicable rules from exercising its discretionary voting authority in the particular matter, then the shares will not be voted on the matter, resulting in a “broker non-vote.” For our Annual Meeting, this means that absent voting instructions, brokers are not permitted to vote on the election of Trustees, the non-binding advisory “Say-on-Pay” and “Say-on- Frequency” items, and the First Amendment to the 2018 Incentive Plan item. If your shares are held by a broker and you wish to vote on those items, you should complete the voting instruction card you receive from the broker or request one from the broker as necessary. You will also be able to vote these shares by Internet or telephone. A broker may vote on the items to increase the number of authorized common shares and to ratify the selection of our independent registered public accounting firm if the shareholder does not give instructions.

Except as described in this Amendment, none of the items or information presented in the 2023 Proxy Statement is affected by this Amendment. This Amendment does not provide all of the information that is important to your voting decisions at the Annual Meeting, and the 2023 Proxy Statement contains other important additional information. This Amendment should be read in conjunction with the 2023 Proxy Statement.

If you have already returned your proxy or voting instruction card or provided voting instructions, you do not need to take any action unless you wish to change your vote.

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